UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________________________________________________
FORM 8-K
__________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 23, 2020
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)
6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of beneficial interest, $0.01 par value	OFC	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company (Corporate Office Properties Trust) ☐
Emerging Growth Company (Corporate Office Properties, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Corporate Office Properties Trust ☐
Corporate Office Properties, L.P. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, Corporate Office Properties Trust (the “Registrant”) issued a press release to announce that Todd W. Hartman, age 54, is joining the Registrant and Corporate Office Properties, L.P. (the “Operating Partnership”) as Executive Vice President and Chief Operating Officer, effective as of November 30, 2020. Mr. Hartman has over 25 years’ experience in the commercial real estate industry. Since 2009, he has served as Senior Vice President of Ivanhoe Cambridge US’s Western Region, a seven million square foot portfolio that spans Seattle, Los Angeles, Denver and Chicago, where he was principally responsible for investment life-cycle value creation in a premier portfolio of office assets. Mr. Hartman also previously served as Chief Operating Officer of the Broe Real Estate Group and as Vice President of National Operations at Trizec Properties, Inc.

Mr. Hartman will be paid an annual base salary of $425,000, with a target-level cash annual incentive award equal to 115% of his base salary and a target-level long-term incentive plan award equal to 195% of his base salary. Mr. Hartman will be granted a value of $600,000 of time-based restricted shares or profit interest units, based upon his election, with such shares or units being subject to forfeiture restrictions lapsing in equal annual increments over a five-year period as he remains employed by the Registrant and the Operating Partnership. He will also receive a cash signing bonus of $125,000 that is paid ratably over a 12-month period and a $200,000 lump sum cash payment upon his relocation to Maryland, as long as he remains employed by the Registrant and the Operating Partnership as of such payment dates.

Effective as of November 30, 2020, Mr. Hartman will commence participation in the Registrant’s and the Operating Partnership’s Executive Change in Control Plan (the “Plan”) for a three-year participation period, after which he will cease to participate in the Plan unless otherwise agreed to by us and Mr. Hartman. The Plan provides for a severance package in the event of the termination of the executive’s employment (1) within 12 months of a change in control of the Company, as defined in the Plan, or (2) by us without cause or by the employee based upon constructive discharge. The Plan participants must agree to certain non-competition, non-solicitation and confidentiality covenants, and must deliver a release of claims in order to receive payments and benefits under the Plan. Specifically, the Plan includes a non-compete provision for a 12-month period following termination of employment. The Plan also requires delivery of a release of claims against the Company and related parties to be eligible to receive severance payments under such agreement.

Mr. Hartman’s severance multiple under the Plan will be 1.0 or, in the event of a termination in connection with a change in control of the Company, as defined in the Plan, or within 12 months thereafter, the multiple will be 2.99.

There are no family relationships between Mr. Hartman and any trustee or executive officer of the Registrant or the Operating Partnership, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.             Financial Statements and Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated November 23, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Anthony Mifsud		/s/ Anthony Mifsud
	Anthony Mifsud		Anthony Mifsud
	Executive Vice President and Chief Financial Officer		Executive Vice President and Chief Financial Officer

Dated:	November 23, 2020	Dated:	November 23, 2020